NEWS RELEASE
https://ir.homestreet.com/news-events/news/default.aspx

HomeStreet Schedules Fourth Quarter 2023 Analyst Earnings Call for
Tuesday, January 30, 2024

SEATTLE, WA - January 8, 2024 - HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank, will conduct its quarterly analyst earnings conference call on Tuesday, January 30, 2024 at 1:00 p.m. ET. Mark K. Mason, Chairman, President and CEO, and John M. Michel, Executive Vice President and CFO, will discuss fourth quarter 2023 results and provide an update on recent events. A question and answer session for analysts will follow the presentation. Shareholders, analysts and other interested parties may register in advance at the following URL https://www.netroadshow.com/events/login?show=a2f3ddca&confId=58801 (or internationally at the following URL https://www.netroadshow.com/conferencing/global-numbers?confId=58801) or may join the call by dialing directly at 1-833-470-1428 shortly before 1:00 p.m. ET using Access Code 350327.

A rebroadcast will be available approximately one hour after the conference call by dialing 1-855-762-8306 and entering passcode 948158.

The information to be discussed in the conference call will be available on the company's web site after market close on Monday, January 29, 2024.

About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiary is HomeStreet Bank. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Investor contact:
John Michel, Executive Vice President, Chief Financial Officer
john.michel@homestreet.com
206-515-2291

Media contact:
Misty Ford
misty.ford@homestreet.com
206-876-5506